--------------------------------------------------------------------------------


                         LA CROSSE LARGE CAP STOCK FUND
                         ------------------------------

                               SEMI-ANNUAL REPORT

                                 APRIL 30, 2002




Shares of the La Crosse Funds, Inc. are distributed by an independent third party, UMB Distribution Services, LLC.


--------------------------------------------------------------------------------

                         LA CROSSE LARGE CAP STOCK FUND

 PORTFOLIO OF INVESTMENTS
 APRIL 30, 2002 (UNAUDITED)

      Number
    of Shares                                                     Value
------------------                                        --------------------
          COMMON STOCKS                         97.9%

          CONSUMER DURABLES                      1.5%
   69,000     Ford Motor Co.                                      $  1,104,000
                                                          --------------------

          CONSUMER STAPLES                       6.3%
   57,000     ConAgra Foods, Inc.                                    1,396,500
   26,125     Kimberly-Clark Corp.                                   1,701,260
   30,000     Phillip Morris Cos., Inc.                              1,632,900
                                                          --------------------

                                                                    4,730,660
                                                          --------------------

          ENERGY                                 5.4%
   13,000     ChevronTexaco Corp.                                    1,127,230
   36,000     El Paso Corp.                                          1,440,000
   53,000     Marathon Oil Corp.                                     1,540,180
                                                          --------------------

                                                                    4,107,410
                                                          --------------------

          FINANCIALS                            32.2%
   61,000     Allstate Corp.                                        2,424,140
   33,000     Bank of America Corp.                                 2,391,840
   58,000     Bank One Corp.                                        2,370,460
   41,000     Citigroup, Inc.                                       1,775,300
   25,000     Federal National Mortgage Assoc.                      1,973,250
   55,000     FleetBoston Financial Corp.                           1,941,500
   72,000     MetLife, Inc.                                         2,458,080
   38,000     Morgan Stanley Dean Witter & Co.                      1,813,360
  107,000     U.S. Bancorp                                          2,535,900
   58,000     Washington Mutual, Inc.                               2,188,340
   48,000     Wells Fargo & Co.                                     2,455,200
                                                          --------------------

                                                                   24,327,370
                                                          --------------------

          HEALTH                                 8.5%
   20,000     Cardinal Health, Inc.                                 1,385,000
   11,000     Merck & Co., Inc.                                       597,740
   20,000     Pfizer, Inc.                                            727,000
   24,000     Tenet Healthcare Corp.*                               1,760,880
   22,000     UnitedHealth Group, Inc.                              1,931,820
                                                          --------------------

                                                                    6,402,440
                                                          --------------------

          INDUSTRY CYCLICALS                    13.7%
   47,000     Alcoa, Inc.                                           1,599,410
   31,000     Boeing Co.                                            1,382,600
   19,000     Eaton Corp.                                           1,607,590
   21,000     General Dynamics Corp.                                2,038,890
   37,000     Tyco International Ltd.                                 682,650
   24,000     United Technologies Corp.                             1,684,080
   23,000     Weyerhaeuser Co.                                      1,371,030
                                                          --------------------

                                                                   10,366,250
                                                          --------------------

                         LA CROSSE LARGE CAP STOCK FUND

 APRIL 30, 2002 (UNAUDITED)

      Number
    of Shares                                                      Value
------------------                                        --------------------
         COMMON STOCKS (CONTINUED)                97.9%

         RETAIL                                    6.9%
   53,000     Albertson's, Inc.                                  $  1,777,620
   29,000     Home Depot, Inc.                                      1,344,730
   40,000     Sears, Roebuck and Co.                                2,110,000
                                                          --------------------

                                                                    5,232,350
                                                          --------------------

          SERVICES                                  8.4%
   33,000     ALLTEL Corp.                                          1,633,500
   57,000     Burlington Northern Santa Fe Corp.                    1,566,930
   51,000     SBC Communications, Inc.                              1,584,060
   39,000     Verizon Communications                                1,564,290
                                                          --------------------

                                                                    6,348,780
                                                          --------------------

          TECHNOLOGY                               12.6%
   40,000     Applied Materials, Inc.*                                972,800
   25,000     AVX Corp.                                               498,250
   60,000     Cisco Systems, Inc.*                                    879,000
   26,000     First Data Corp.                                      2,066,740
   62,000     Intel Corp.                                           1,773,820
   30,000     Jabil Circuit, Inc.*                                    612,300
   38,000     Micron Technology, Inc.*                                900,600
   26,000     Microsoft Corp.*                                      1,358,760
   66,000     Solectron Corp.*                                        481,800
                                                          --------------------

                                                                    9,544,070
                                                          --------------------

          UTILITIES                                 2.4%
   22,000     Duke Energy Corp.                                       843,260
   37,000     Reliant Energy, Inc.                                    939,060
                                                          --------------------

                                                                    1,782,320
                                                          --------------------


          TOTAL COMMON STOCKS (COST $66,491,752)                   73,945,650
                                                          --------------------

                         LA CROSSE LARGE CAP STOCK FUND

 PORTFOLIO OF INVESTMENTS (CONTINUED)
 APRIL 30, 2002 (UNAUDITED)

    Principal
      Amount                                                       Value
------------------                                         --------------------

                  SHORT-TERM INVESTMENTS         2.1%
                  (VARIABLE RATE)

$ 994,029     Federated Government Obligations Fund, 1.76%(1)     $   994,029
  607,652     Federated United States Treasury Cash
              Reserve Fund, 1.59%(1)                                  607,652
                                                           --------------------

              TOTAL SHORT-TERM INVESTMENTS (COST $1,601,681)        1,601,681
                                                           --------------------

              TOTAL INVESTMENTS (COST $68,093,433)  100.0%         75,547,331

              OTHER ASSETS LESS LIABILITIES           0.0%             22,422
                                                           --------------------

              NET ASSETS                            100.0%      $  75,569,753
                                                           ====================


 *  Non-income producing
(1) Variable rate as of 4/30/02
    See notes to financial statements.

                         LA CROSSE LARGE CAP STOCK FUND


STATEMENT OF ASSETS AND LIABILITIES
APRIL 30, 2002 (UNAUDITED)


ASSETS:
    Investments, at value (cost $68,093,433)        $ 75,547,331
    Interest and dividends receivable                     71,121
    Receivable for capital shares sold                       150
    Prepaid expenses and other assets                     13,884
                                                    -------------

    Total Assets                                      75,632,486
                                                    -------------

LIABILITIES:
    Accrued investment advisory fee                       25,310
    Accrued expenses and other liabilities                37,423
                                                    -------------

    Total Liabilities                                     62,733
                                                    -------------

NET ASSETS                                          $ 75,569,753
                                                    =============

NET ASSETS CONSIST OF:
    Paid-in-capital                                 $ 69,144,093
    Undistributed net investment income                    8,123
    Accumulated undistributed net realized loss
    on investments                                    (1,036,361)
    Net unrealized appreciation on investments         7,453,898
                                                    -------------

NET ASSETS                                          $ 75,569,753
                                                    =============

SHARES OUTSTANDING, $0.00001 PAR VALUE,
    (UNLIMITED SHARES AUTHORIZED)                      3,531,901

NET ASSET VALUE, REDEMPTION,
AND OFFERING PRICE PER SHARE (NET
ASSETS/SHARES OUTSTANDING)                               $ 21.40
                                                    =============

 See notes to financial statements.

                         LA CROSSE LARGE CAP STOCK FUND


STATEMENT OF OPERATIONS
SIX MONTHS ENDED APRIL 30, 2002 (UNAUDITED)


INVESTMENT INCOME:
    Interest                                            $ 26,816
    Dividends                                            693,194
                                                    -------------

    Total Investment Income                              720,010
                                                    -------------

EXPENSES:
    Investment advisory fees                             298,138
    Fund administration and accounting fees               99,339
    Professional fees                                     43,029
    Transfer agent fees and expenses                      12,600
    Federal and state registration fees                    9,448
    Custody fees                                           4,135
    Directors' fees and expenses                           3,676
    Printing and postage expenses                          3,445
    Miscellaneous                                         17,052
                                                    -------------

    Total Expenses                                       490,862
    Less waiver of fees by adviser                       (93,344)
                                                    -------------
    Net Expenses                                         397,518
                                                    -------------

NET INVESTMENT INCOME                                    322,492
                                                    -------------

REALIZED AND UNREALIZED GAIN:
    Net realized loss on investments                    (942,678)
    Change in unrealized appreciation                  5,579,451
                                                    -------------

    Net Gain on Investments                            4,636,773
                                                    -------------

NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS                            $ 4,959,265
                                                    =============

 See notes to financial statements.

                         LA CROSSE LARGE CAP STOCK FUND

STATEMENT OF CHANGES IN NET ASSETS

                                         SIX MONTHS
                                            ENDED            YEAR
                                       APRIL 30, 2002        ENDED
                                        (UNAUDITED)     OCTOBER 31, 2001
                                        -------------    ---------------
OPERATIONS:
    Net investment income                  $ 322,492       $ 586,290
    Net realized loss on investments        (942,678)        (61,470)
    Change in unrealized appreciation      5,579,451     (16,143,220)
                                       -------------    ------------

    Net increase (decrease) in net assets
    resulting from operations              4,959,265     (15,618,400)
                                       -------------    ------------

CAPITAL SHARE TRANSACTIONS:
    Proceeds from sale of shares           2,772,467      12,491,706
    Shares issued to shareholders in
        reinvestment of dividends              1,101           5,359
                                       -------------    ------------
                                           2,773,568      12,497,065

    Redemption of shares                  (8,151,265)    (19,052,885)
                                       -------------    ------------

    Net decrease from capital share
        transactions                      (5,377,697)     (6,555,820)
                                       -------------    ------------

DISTRIBUTIONS PAID FROM:
    Net investment income                   (367,708)       (611,094)
    Net realized gains                       (32,213)     (1,598,425)
                                       -------------    ------------
                                            (399,921)     (2,209,519)
                                       -------------    ------------

TOTAL DECREASE IN NET ASSETS                (818,353)    (24,383,739)

NET ASSETS:
    Beginning of period                   76,388,106     100,771,845
                                       -------------    ------------

    End of period (includes
        undistributed net investment
        income of $8,123 and
        $53,339, respectively)          $ 75,569,753    $ 76,388,106
                                       =============    ============


TRANSACTIONS IN SHARES:
    Shares sold                              128,090         543,717
    Shares issued in reinvestment
        of dividends                              50             226
    Shares redeemed                         (375,166)       (793,620)
                                       -------------    ------------

    Net decrease                            (247,026)       (249,677)
                                       =============    ============

See notes to financial statements.

                         LA CROSSE LARGE CAP STOCK FUND


FINANCIAL HIGHLIGHTS



                                           SIX MONTHS
For a Fund Share Outstanding                   ENDED           YEAR              YEAR                PERIOD
Throughout the Period.                    APRIL 30, 2002       ENDED             ENDED                ENDED
                                           (UNAUDITED)   OCTOBER 31, 2O01   OCTOBER 31, 20O0    OCTOBER 31, 1999*
                                           -----------   ----------------   ----------------    -----------------

NET ASSET VALUE, BEGINNING OF PERIOD          $ 20.21          $ 25.01           $ 23.06              $ 22.01


INCOME FROM INVESTMENT OPERATIONS:
    Net investment income                        0.09             0.16              0.19                 0.10
    Net realized and unrealized gain (loss)
       on investments                            1.21            (4.39)             2.42                 1.04
                                          -----------       ----------       -----------           ----------

    Total from Investment Operations             1.30            (4.23)             2.61                 1.14
                                          -----------       ----------       -----------           ----------

 DISTRIBUTIONS TO SHAREHOLDERS:
    Distributions from net investment income    (0.10)           (0.16)            (0.19)               (0.09)
    Distributions from net realized gains       (0.01)           (0.41)            (0.47)                   -
                                          -----------       ----------       -----------           ----------

    Total Distributions                         (0.11)           (0.57)            (0.66)               (0.09)
                                          -----------       ----------       -----------           ----------

NET ASSET VALUE, END OF PERIOD                $ 21.40          $ 20.21           $ 25.01              $ 23.06
                                          ===========       ==========       ===========           ==========

TOTAL RETURN                                    6.41% (1)     (17.26)%            11.53%                5.16% (1)

SUPPLEMENTAL DATA AND RATIOS:
    Net assets, end of period (000s)         $ 75,570         $ 76,388         $ 100,772             $ 93,479
    Ratio of expenses to average net assets,
      net of waivers                            1.00% (2)        1.00%             1.00%                1.00% (2)
    Ratio of expenses to average net assets,
      before waivers                            1.23% (2)        1.15%             1.12%                1.10% (2)
    Ratio of net investment income to average
      net assets, net of waivers                0.81% (2)        0.67%             0.81%                0.51% (2)
    Ratio of net investment income to average
      net assets, before waivers                0.58% (2)        0.52%             0.69%                0.41% (2)
    Portfolio turnover rate                        9% (1)          35%               60%                  67% (1)


  (1)Not annualized

  (2)Annualized

  *Commenced operations after the close of business on December 31, 1998

  See notes to financial statements.

                         LA CROSSE LARGE CAP STOCK FUND
                          NOTES TO FINANCIAL STATEMENTS
                           APRIL 30, 2002 (UNAUDITED)


1.   Organization
     ------------

     La Crosse Funds, Inc. (the "Corporation") was incorporated on September 4, 1998 as a Wisconsin corporation and is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company. The La Crosse Large Cap Stock Fund (the "Fund") commenced operations after the close of business on December 31, 1998.

     As of December 31, 1998, assets of the common and collective trust funds of the North Central Trust Company Common Fund C Equity and North Central Trust Company Growth Common Fund were transferred to the La Crosse Large Cap Stock Fund under Section 584(h) of the Internal Revenue Code. These transfers were treated as a tax-free event. To qualify as a tax-exempt transaction, the securities were transferred at market value with the original cost basis and purchase dates being retained for book and tax purposes.

2.   Significant Accounting Policies
     -------------------------------

     The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America. The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         LA CROSSE LARGE CAP STOCK FUND
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           APRIL 30, 2002 (UNAUDITED)

     (a) Investment Valuation - Common stocks and other equity-type securities are valued at the last sales price on a national securities exchange or Nasdaq on which such securities are primarily traded; however, securities traded on a national securities exchange or Nasdaq for which there were no transactions on a given day, and securities not listed on a national securities exchange or Nasdaq, are valued at the average of the most recent bid and asked prices. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Directors of the Fund or its delegate. The Board of Directors may approve the use of pricing services to assist the Fund in the determination of net asset value. All direct money market instruments held by the Fund are valued on an amortized cost basis.

     (b) Federal Income Taxes - The Fund intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and to make the requisite distributions to its shareholders which will be sufficient to relieve it from all or substantially all federal income taxes.

    (c) Distributions to Shareholders - Dividends from net investment income, if any, will be declared and paid quarterly. Distributions of net realized gains, if any, will be declared and paid at least annually. Distributions to shareholders are recorded on the ex-dividend date. The Fund may periodically make reclassifications among certain of its capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined in accordance with federal tax regulations, which may differ from GAAP.

     (d) Other - Investment transactions are accounted for on a trade date basis. The Fund determines the gain or loss realized from the investment transactions by comparing the original cost of the security lot sold with the net sale proceeds. Dividend income is recognized on the ex-dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of the dividend if such information is obtained subsequent to the ex-dividend date. Interest income is recognized on an accrual basis. The revised AICPA Audit and Accounting Guide for Investment Companies is effective for fiscal years beginning after December 15, 2000. While the adoption of this revised guide could impact the presentation of the financial statements, management does not expect it to have a material impact on the operations of the Fund.

                         LA CROSSE LARGE CAP STOCK FUND
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           APRIL 30, 2002 (UNAUDITED)

3.   Investment Advisory Agreement
     -----------------------------

     The Fund has an agreement with La Crosse Advisers, L.L.C. (the "Adviser") to furnish investment advisory services to the Fund. Under the terms of this agreement, the Adviser is compensated at the rate of 0.75% of the average daily net assets of the Fund. The Adviser has agreed until March 31, 2003 that it will waive its fees and/or reimburse the Fund's operating expenses to the extent necessary to ensure that the Fund's total operating expenses (on an annual basis) do not exceed 1.00% of the Fund's average daily net assets. The Adviser may recoup amounts waived or reimbursed for up to three years from the date of such waiver or reimbursement. For the six months ended April 30, 2002, the Adviser waived $93,344 in fees. Total fees waived subject to potential recoupment by the Adviser are as follows:

     Date of Expiration  Recoverable Amount

     4/30/03                       $116,866
     4/30/04                        100,245
     4/30/05                        167,313


4.   Investment Transactions
     -----------------------

     The aggregate purchases and sales of securities, excluding short-term investments, for the Fund for the six months ended April 30, 2002 were $7,064,362 and $6,690,088, respectively. There were no purchases or sales of long-term U.S. government securities.

     The cost basis of securities for federal income tax purposes at April 30, 2002 was $68,187,116. At April 30, 2002, gross unrealized appreciation and depreciation on investments were as follows:


          Unrealized appreciation                  $14,508,475
          Unrealized depreciation                   (7,148,260)
                                                     ---------

          Net unrealized appreciation on            $7,360,215
          investments                                =========


5.   Affiliated Parties
     ------------------

     The assets of the Fund are held at the Fund's custodian, North Central Trust Company ("NCTC"). NCTC is affiliated with the Adviser. During the six months ended April 30, 2002, amounts paid or accrued to NCTC were $4,135.

DIRECTORS                              Lois Z. Grubb
                                       Joseph T. Kastantin
                                       Steven J. Hulme
                                       John L. Sterling
                                       Darwin F. Isaacson

OFFICERS                               Steven J. Hulme
                                       Darwin F. Isaacson

INVESTMENT ADVISER                     LA CROSSE ADVISERS, L.L.C.
                                       311 Main Street
                                       La Crosse, WI 54601

ADMINISTRATOR AND                      UMB FUND SERVICES, INC.
FUND ACCOUNTANT                        803 West Michigan Street, Suite A
                                       Milwaukee, WI 53233

CUSTODIAN                              NORTH CENTRAL TRUST COMPANY
                                       311 Main Street
                                       La Crosse, WI 54601

INDEPENDENT PUBLIC                     ARTHUR ANDERSEN LLP
ACCOUNTANTS                            100 East Wisconsin Avenue
                                       Milwaukee, WI 53202

LEGAL COUNSEL                          KIRKLAND & ELLIS
                                       200 East Randolph Drive
                                       Chicago, IL 60601

DISTRIBUTOR                            UMB DISTRIBUTION SERVICES, LLC
                                       803 West Michigan Street, Suite A
                                       Milwaukee, WI 53233

DIVIDEND-DISBURSING                    LA CROSSE FUNDS, INC.
AND TRANSFER AGENT                     c/o UMB Financial Services, Inc.
                                       803 West Michigan Street, Suite A
                                       Milwaukee, WI 53233

                                       PLEASE MAIL CORRESPONDENCE TO:
                                       La Crosse Funds
                                       P.O. Box 717
                                       Milwaukee, WI 53201-0717
                                       1-888-661-7600

This report is submitted for the general information of shareholders of the La Crosse Large Cap Stock Fund. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective Prospectus for the Fund. The Prospectus provides more complete information, including fees and expenses, the investment objectives, risks and operating policies of the Fund. Read the Prospectus carefully.

                                                                     LF-410-0502

             RESULTS OF A SPECIAL MEETING OF SHAREHOLDERS


A special meeting of the shareholders of the Fund was held on February 28, 2002.

The matters voted on by the shareholders of record as of January 18, 2002 and the results of the vote at the shareholder meeting held February 28, 2002 were as follows:

1.    ELECTION OF DIRECTORS

   Name                    For        Withheld
   ----                    ---        --------
   Steven J. Hulme      3,731,567       665
   Darwin F. Issacson   3,731,567       665
   Joseph T. Kastantin  3,731,567       665
   Lois Z. Grubb        3,731,567       665
   John L. Sterling     3,731,567       665


2. PROPOSAL TO RATIFY ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2002

          For       Against    Abstain
          ---       -------    -------
       3,731,484       82        666

                        This page intentionally left blank.